Exhibit 23.1

Francis J. Merkel, CPA
Joseph J. Quinn, CPA/ABV, CVA
Daniel J. Gerrity, CPA
Mary Ann E. Novak, CPA

McGrail Merkel Quinn & Associates
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 29, 2008, relating to the consolidated financial statements of Penseco Financial Services Corporation and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Penseco Financial Services Corporation for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the proxy statement-prospectus, which is part of this Registration Statement.

/s/ McGrail Merkel Quinn & Associates
Scranton, Pennsylvania
January 23, 2009

RSM McGladrey Network
An Independently Owned Member

Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510  570 961-0345 Fax: 570-961-8650
www.mmq.com